Exhibit 99.1
For information, contact:
Investors- Greg Rosenstein, 281-854-3199
Media - George Smalley, 281-854-3163

Exterran Corporation Announces Second Quarter 2017 Results

Solid Results Reflect Diverse Business Model of Stable, Long-Term Contracts combined with Increasing Oil and Gas Product Sales in Growing U.S. Markets

HOUSTON, August 7, 2017 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced net income from continuing operations for the second quarter of 2017 of $3.6 million, or $0.10 per share, on revenue of $330.6 million. This compares to net income from continuing operations of $0.7 million, or $0.02 per share, on revenue of $280.7 million for the first quarter of 2017 and net loss from continuing operations of $106.6 million, or $3.08 per share, on revenue of $262.1 million for the second quarter of 2016.

Andrew Way, Exterran’s President and Chief Executive Officer commented, “Second quarter results from our core segments continue to reflect our positive exposure to the secular build out of midstream infrastructure worldwide. Consistent, recurring profit streams from our contract operations segment show certain aspects of our business model remain resilient to short-term changes in commodity prices. In our oil and gas product sales business, gross margins increased for the second consecutive quarter as U.S. demand for midstream solutions continues to increase.”

“Bookings for oil and gas products were $280 million, the highest since the fourth quarter of 2014. It also marked the fifth consecutive quarter of sequentially higher bookings. With a business model focused on long-term infrastructure trends, exposure to global markets and a focus on working capital and cash flow management, Exterran continues to deliver solid results, improved working capital metrics and operating cash flows to support growth opportunities, resulting in a stable and growth-oriented platform to deliver shareholder value.”

Adjusted net loss from continuing operations for the second quarter of 2017 was $5.7 million, or $0.16 per share. This compares to adjusted net income from continuing operations of $4.7 million, or $0.13 per share, for the first quarter of 2017 and adjusted net income from continuing operations of $7.3 million, or $0.21 per share, for the second quarter of 2016. Excluded from adjusted net income from continuing operations for the second quarter of 2017 was a benefit of $8.1 million, net of interest and penalties, from the partial settlement of income and non-income-based taxes in connection with a Brazilian tax program in which we were allowed to settle these taxes by using our net operating loss carryforwards, and a pre-tax benefit of $1.2 million for restatement-related items. See table below for reconciliation of GAAP to non-GAAP financial information.

Net income for the second quarter of 2017 was $3.5 million. This compares to net income of $20.3 million for the first quarter of 2017 and a net loss of $95.5 million for the second quarter of 2016.

EBITDA, as adjusted, was $45.7 million for the second quarter of 2017, as compared with EBITDA, as adjusted, of $51.3 million for the first quarter of 2017 and $40.9 million for the second quarter of 2016. First quarter 2017 results included $18.1 million in recoveries in our Belleli EPC product sales segment. See table below for reconciliation of GAAP to non-GAAP financial information.

Selling, general and administrative expenses were $46.1 million in the second quarter of 2017, as compared with $45.4 million in the first quarter of 2017 and $40.6 million in the second quarter of 2016.

Contract Operations Segment
Contract operations revenue in the second quarter of 2017 was $95.3 million, a 4% increase from first quarter 2017 revenue of $92.0 million and a 1% increase from second quarter 2016 revenue of $94.7 million.

Contract operations gross margin in the second quarter of 2017 was $60.7 million, a 1% decrease from first quarter 2017 gross margin of $61.2 million and a 4% increase from second quarter 2016 gross margin of $58.3 million. Gross margin percentage in the second quarter of 2017 was 64%, as compared with 67% in the first quarter of 2017 and 62% in the second quarter of 2016.

The sequential revenue increase was primarily due to one-time contractual recoveries on projects in the Middle East. The sequential gross margin percentage decrease was primarily due to higher maintenance expenses in Latin America.

Aftermarket Services Segment
Aftermarket services revenue in the second quarter of 2017 was $24.2 million, an 8% increase from first quarter 2017 revenue of $22.5 million and a 30% decrease from second quarter 2016 revenue of $34.7 million.

Aftermarket services gross margin in the second quarter of 2017 was $7.0 million, an 18% increase from first quarter 2017 gross margin of $5.9 million and a 34% decrease from second quarter 2016 gross margin of $10.5 million. Gross margin percentage in the second quarter of 2017 was 29%, as compared with 26% in the first quarter of 2017 and 30% in the second quarter of 2016.

The sequential increase in aftermarket service revenue and gross margin percentages was driven primarily by an increase in Latin America parts sales.

Oil and Gas Product Sales Segment
Oil and gas product sales revenue in the second quarter of 2017 was $198.1 million, a 51% increase from first quarter 2017 revenue of $130.9 million, and a 99% increase from second quarter 2016 revenue of $99.3 million.

Oil and gas product sales gross margin in the second quarter of 2017 was $20.1 million, a 77% increase from first quarter 2017 gross margin of $11.3 million and a 110% increase from second quarter 2016 gross margin of $9.5 million. Gross margin percentage in the second quarter of 2017 was 10% as compared with 9% in the first quarter of 2017 and 10% in the second quarter of 2016.

The sequential increase in revenue and gross margins were primarily due to an increase in compression and processing and treating equipment sales, resulting from higher activity in North America.

Oil and gas product sales backlog was $506.5 million at June 30, 2017, as compared to $424.6 million at March 31, 2017 and $94.5 million at June 30, 2016. Oil and gas product sales bookings for the second quarter of 2017 were $280.1 million, resulting in a book-to-bill ratio of 141%. This compares to bookings of $249.2 million for the first quarter of 2017 and bookings of $47.9 million for the second quarter of 2016.

Belleli EPC Product Sales Segment
As previously disclosed, the Company is in the process of exiting the non-core business lines of Belleli EPC. Second quarter 2017 revenue was $12.9 million and gross margin was $4.8 million. Results for the quarter were positively impacted by improved operational execution and favorable recoveries from a reduction in scope on a loss project. The first quarter 2017 results were favorably impacted by the recoveries discussed above.

Conference Call Information
The Company will host a conference call at 10 a.m. Central Time on Tuesday, August 8, 2017. The call can be accessed from the Company’s website at www.exterran.com or by telephone at 877-524-8416. For those who cannot listen to the live call, a telephonic replay will be available through Tuesday, August 15, 2017 and may be accessed by calling 877-660-6853 and using the pass code 13667015.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

For more information, visit www.exterran.com.

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Non-GAAP Financial Information
Gross Margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of our Venezuelan assets.

Adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share, non-GAAP measures, are defined as net income (loss) and earnings per share, excluding the impact of income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), impairment charges (net of tax), restructuring and other charges (net of tax), the benefit of the previously announced sale of our joint ventures’ Venezuelan assets, the effect of income tax adjustments that are outside of the Company’s anticipated effective tax rates and other items.

See tables below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to secure new oil and gas product sales customers; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; the inherent risks associated with Exterran’s operations, such as equipment defects, malfunctions and natural disasters; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; Exterran’s ability to implement appropriate changes to its internal controls and procedures in a timely and cost efficient manner; the effectiveness of Exterran's internal controls going forward, including the existence of any control deficiencies identified in the future; the resolution of Exterran’s pending Securities and Exchange Commission investigation; the results of governmental actions relating to pending investigations; and the results of any shareholder actions relating to the recent restatement of Exterran’s financial statements.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Revenues:
Contract operations	$95,341	$92,045	$94,689
Aftermarket services	24,244	22,524	34,668
Oil and gas product sales	198,116	130,856	99,332
Belleli EPC product sales	12,885	35,274	33,458
	330,586	280,699	262,147
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	34,691	30,798	36,401
Aftermarket services	17,278	16,612	24,137
Oil and gas product sales	178,025	119,537	89,786
Belleli EPC product sales	8,064	17,999	33,262
Selling, general and administrative	46,084	45,397	40,648
Depreciation and amortization	29,447	25,880	27,417
Restatement related charges (recoveries), net	(1,158)	2,172	7,851
Restructuring and other charges	310	1,868	10,636
Interest expense	12,382	7,087	8,879
Equity in income of non-consolidated affiliates	—	—	(5,229)
Other (income) expense, net	3,701	(2,333)	(5,394)
	328,824	265,017	268,394
Income (loss) before income taxes	1,762	15,682	(6,247)
Provision for (benefit from) income taxes	(1,814)	14,999	100,335
Income (loss) from continuing operations	3,576	683	(106,582)
Income (loss) from discontinued operations, net of tax	(32)	19,638	11,036
Net income (loss)	$3,544	$20,321	$(95,546)

Basic net income (loss) per common share:
Income (loss) from continuing operations per common share	$0.10	$0.02	$(3.08)
Income from discontinued operations per common share	—	0.55	0.32
Net income (loss) per common share	$0.10	$0.57	$(2.76)

Diluted net income (loss) per common share:
Income (loss) from continuing operations per common share	$0.10	$0.02	$(3.08)
Income from discontinued operations per common share	—	0.54	0.32
Net income (loss) per common share	$0.10	$0.56	$(2.76)

Weighted average common shares outstanding used in net income (loss) per common share:
Basic	35,018	34,850	34,618
Diluted	35,094	34,946	34,618

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$45,364	$35,678
Restricted cash	671	671
Accounts receivable, net	253,140	230,607
Inventory	150,458	157,516
Costs and estimated earnings in excess of billings on uncompleted contracts	48,204	31,956
Other current assets	44,217	55,516
Current assets associated with discontinued operations	3	14
Total current assets	542,057	511,958
Property, plant and equipment, net	787,418	797,809
Deferred income taxes	9,277	6,015
Intangible and other assets, net	67,903	58,996
Total assets	$1,406,655	$1,374,778

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$120,975	$95,959
Accrued liabilities	129,427	162,792
Deferred revenue	24,670	32,154
Billings on uncompleted contracts in excess of costs and estimated earnings	86,970	42,116
Current liabilities associated with discontinued operations	269	1,113
Total current liabilities	362,311	334,134
Long-term debt	367,535	348,970
Deferred income taxes	10,874	11,700
Long-term deferred revenue	100,236	98,964
Other long-term liabilities	24,688	24,237
Long-term liabilities associated with discontinued operations	—	2
Total liabilities	865,644	818,007
Total stockholders’ equity	541,011	556,771
Total liabilities and stockholders’ equity	$1,406,655	$1,374,778

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Revenues:
Contract operations	$95,341	$92,045	$94,689
Aftermarket services	24,244	22,524	34,668
Oil and gas product sales	198,116	130,856	99,332
Belleli EPC product sales	12,885	35,274	33,458
	$330,586	$280,699	$262,147

Gross margin:
Contract operations	$60,650	$61,247	$58,288
Aftermarket services	6,966	5,912	10,531
Oil and gas product sales	20,091	11,319	9,546
Belleli EPC product sales	4,821	17,275	196
Total	$92,528	$95,753	$78,561

Gross margin percentage:
Contract operations	64%	67%	62%
Aftermarket services	29%	26%	30%
Oil and gas product sales	10%	9%	10%
Belleli EPC product sales	37%	49%	1%
Total	28%	34%	30%

Selling, general and administrative	$46,084	$45,397	$40,648
% of revenue	14%	16%	16%

EBITDA, as adjusted	$45,655	$51,338	$40,917
% of revenue	14%	18%	16%

Capital expenditures	$23,626	$20,590	$16,336
Less: Proceeds from sale of PP&E	(4,407)	(2,584)	(814)
Net capital expenditures	$19,219	$18,006	$15,522

	June 30,	March 31,	June 30,
	2017	2017	2016
Product Sales Backlog:
Oil and Gas Product Sales Backlog:
Compression and Accessory Backlog	$248,147	$221,994	$47,834
Production and Processing Equipment Backlog	256,785	201,508	42,551
Installation Backlog	1,599	1,052	4,127
Belleli EPC Backlog	33,811	46,425	105,461
Total Product Sales Backlog	$540,342	$470,979	$199,973

EXTERRAN CORPORATION
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Non-GAAP Financial Information—Reconciliation of Income (loss) before income taxes to Total gross margin:
Income (loss) before income taxes	$1,762	$15,682	$(6,247)
Selling, general and administrative	46,084	45,397	40,648
Depreciation and amortization	29,447	25,880	27,417
Restatement related charges (recoveries), net	(1,158)	2,172	7,851
Restructuring and other charges	310	1,868	10,636
Interest expense	12,382	7,087	8,879
Equity in income of non-consolidated affiliates	—	—	(5,229)
Other (income) expense, net	3,701	(2,333)	(5,394)
Total gross margin (1)	$92,528	$95,753	$78,561

Non-GAAP Financial Information—Reconciliation of Net income (loss) to EBITDA, as adjusted:
Net income (loss)	$3,544	$20,321	$(95,546)
(Income) loss from discontinued operations, net of tax	32	(19,638)	(11,036)
Depreciation and amortization	29,447	25,880	27,417
Restatement related charges (recoveries), net	(1,158)	2,172	7,851
Restructuring and other charges	310	1,868	10,636
Proceeds from sale of joint venture assets	—	—	(5,229)
Interest expense	12,382	7,087	8,879
(Gain) loss on currency exchange rate remeasurement of intercompany balances	1,436	(1,462)	(2,390)
Loss on sale of business	—	111	—
Brazilian Tax Regularization Program penalties	1,476	—	—
Provision for (benefit from) income taxes	(1,814)	14,999	100,335
EBITDA, as adjusted (2)	$45,655	$51,338	$40,917

Non-GAAP Financial Information—Reconciliation of Net income (loss) to Adjusted net income (loss) from continuing operations:
Net income (loss)	$3,544	$20,321	$(95,546)
(Income) loss from discontinued operations, net of tax	32	(19,638)	(11,036)
Income (loss) from continuing operations	3,576	683	(106,582)
Adjustment for items:
Restatement related charges (recoveries), net	(1,158)	2,172	7,851
Restructuring and other charges	310	1,868	10,636
Proceeds from sale of joint venture assets	—	—	(5,229)
Loss on sale of business	—	111	—
Brazilian Tax Regularization Program penalties	1,476	—	—
Brazilian Tax Regularization Program interest expense	2,351	—	—
Tax impact of adjustments (3)	(1,240)	(104)	(35)
Deferred tax assets valuation allowances	—	—	93,284
Non-cash charge to settle a Nigeria tax audit	—	—	7,407
Income tax benefit from Brazilian Tax Regularization Program	(10,998)	—	—
Adjusted net income (loss) from continuing operations (4)	$(5,683)	$4,730	$7,332

Diluted income (loss) from continuing operations per common share	$0.10	$0.02	$(3.08)
Adjustment for items, after-tax, per diluted common share	(0.26)	0.11	3.29
Diluted adjusted net income (loss) from continuing operations per common share (4) (5)	$(0.16)	$0.13	$0.21

(1) Management evaluates the performance of each of the Company’s segments based on gross margin. Total gross margin, a non-GAAP measure, is included as a supplemental disclosure because it is a primary measure used by our management to evaluate the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Management believes total gross margin is important supplemental information for investors because it focuses on the current performance of our operations and excludes the impact of the prior historical costs of the assets acquired or constructed that are utilized in those operations, the indirect costs associated with our SG&A activities, the impact of our financing methods, restatement charges (recoveries), restructuring and other charges and income taxes. In addition, the inclusion of depreciation and amortization expense may not accurately reflect the costs required to maintain and replenish the operational usage of our assets and therefore may not portray the costs from current operating activity.

(2) Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement charges (recoveries), restructuring and other charges, expensed acquisition costs and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

(3) The tax impacts of adjustments were based on the Company’s statutory tax rates applicable to each item in the appropriate taxing jurisdictions. Using statutory tax rates for presentation of the non-GAAP measures allows a consistent basis for investors to understand financial performance of the Company across historical periods. The overall effective tax rate on adjustments was impacted by non-taxable proceeds from sale of joint venture assets for applicable periods and the inability to recognize tax benefits from charges in jurisdictions that are in cumulative loss positions.

(4) Management believes adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share provide useful information to investors because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of impairment charges, restructuring and other charges, restatement charges (recoveries), expensed acquisition costs and other items not appropriately reflective of our core business.

(5) Diluted adjusted net income (loss) from continuing operations per common share, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to participation rights in undistributed earnings. Accordingly, we have excluded adjusted net income from continuing operations attributable to participating securities of $0.1 million for the three months ended March 31, 2017 from our calculation of diluted adjusted net income (loss) from continuing operations per common share.